                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A NO. 2

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                               December 31, 1996
                       ---------------------------------
                                 Date of Report
                       (Date of Earliest Event Reported)


                                  TOPRO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Colorado                                       84-1042227
-------------------------------                 ----------------------------
(State or other jurisdiction of                 I.R.S. Employer I. D. Number
 incorporation or organization)


2525 West Evans Avenue, Denver, Colorado                   80219
----------------------------------------                   -----
(Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code:    (303) 935-1221
                                                       --------------




ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On December 31, 1996, Topro, Inc. ("Registrant"), entered into an Agreement of Merger pursuant to which a newly formed subsidiary will merge into, and the Registrant will acquire all the outstanding capital stock of All Control Systems, Inc.("ACSI") and ProMeta Consulting, Inc. ("ProMeta") (combined collective company "ACS") independent control systems integrators located in West Chester, PA organized as Subchapter S corporations under the federal tax code. ACS's operations are carried out through two affiliated companies ACS and ProMeta under common ownership. On the effective date of the merger the Registrant's subsidiary will merge with ACSI and ProMeta leaving ACS as a wholly owned subsidiary of the Registrant. ACS's core business parallels that of the Registrant's, with emphasis on some different/additional markets and a generally more technically sophisticated product offering in the food and pharmaceutical industries. ACS is focused on the following vertical markets: food processing, pharmaceutical, and discrete manufacturing. In accordance with an Agreement of Merger, the Registrant will acquire all of the outstanding capital stock of ACS in exchange for 1,800,000 restricted shares of the Registrant's Common Stock. The shares issued under the Agreement of Merger will be held in escrow pending the effective date of the Registrants Form S-3 currently being reviewed by the SEC at which time the shares will be released to the ACS shareholders. The Agreement of Merger will result in ACS's termination of its Subchapter S classification creating a deferred tax liability relating to capitalized software costs deductions previously received by the shareholders. It is estimated that the deferred tax liability relating to the capitalized software assumed by the Registrant will total no more than $340,000. The Agreement of Merger provides for future tax liability to be borne one-half by the Registrant and one-half by the ACS shareholders pro rata according to their respective pre-merger interest in ACS. Shares will be held in escrow to satisfy any incurred tax liability based on a value of $2.25 per share or 151,111 shares. Such shares will be released in annual installments to former ACS shareholders at the rate of one share for each $4.50 total reduction (through amortization of the software costs to earnings) in the capitalized software deferred tax reflected on the June 30, 1997 audited financial statements of the Registrant. Such amortization and escrow period shall not exceed five years. During the term of this escrow period the ACS shareholders shall have the option to replace the escrowed shares valued at $2.25 per share with cash or other collateral acceptable to the Registrant. Any replacement collateral shall be released at the same rate as escrowed shares would be released.

         ACS operates from a modern 35,000 square foot facility in West Chester, PA. ACS staff currently numbers 65, with over 49 engineers and 4 sales personnel and 12 corporate personnel. The Registrant intends to continue the business of ACS, having effected the transaction in order to establish a market presence for its Control Systems Integration operations in the regions served by ACS.


         In connection with the Merger, the past President of ACS, Kevin Fallon will enter into an employment agreement with the Registrant.



         The transaction described above closed on February 7, 1997. Prior to this transaction, there was no material relationship between ACS and the Registrant or any of its affiliates, any director or officer of the registrant, or any associate of such director or officer.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED - Audited financial statements of ACS for the 12 months ending December 31, 1995 and 1994 filed herein.

         (b) PRO FORMA FINANCIAL INFORMATION - The pro forma financial statements reflect the acquisition of ACSI and ProMeta, (combined company "ACS") accounted for as a purchase. ACS's previous fiscal year end is December
31. The pro forma balance sheet set forth the financial position as of September 30, 1996. The pro forma income statements as of September 30, 1996 reflect the 3 months of operation of ACS for the periods ending September 30, 1996. The unaudited pro forma income statement for the year ending June 30, 1996. This pro forma information has been restated to reflect the 12 months of operations of ACS, the six months of operation for Advanced Control Technology, Inc. ("ACT"), and the 10 months of operation of Visioneering Holding Corp ("VHC"). ACT was acquired on January 1, 1996 resulting in 6 months of operation consolidated in the Registrant's financial results and VHC was acquired on May 1, 1996 resulting in 2 months of operations consolidated in the Registrant financial results. The combined pro forma income statement was consolidated to show the cumulative effect of 12 months of operation for the acquisitions of ACS, ACT and VHC. The June 30, 1996 and September 30, 1996 pro forma balance sheet reflects the consolidated position of the Registrant, MDCS, Inc., ACT and VHC and ACS.

         (c) Exhibits

               2.1 Agreement of Merger dated December 31, 1996 previously filed.


               2.2  Amendment to Agreement of Merger. Filed herewith.



              99.1  Press Release dated February 12, 1997. Filed herewith.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     Topro, Inc.

Date: February 13, 1997                              By:     /s/ John Jenkins
                                                        ----------------------
                                                           John P. Jenkins
                                                           President and CEO

                                  TOPRO, INC.

                  NOTES TO THE PRO FORMA FINANCIAL INFORMATION

         Pursuant to an Agreement of Merger dated December 31, 1996, Topro, Inc. ("Registrant"), through a merger undertaken by a newly formed subsidiary, will acquire all the outstanding capital stock of ACSI and ProMeta (collectively "ACS") independent control systems integrators located in West Chester, PA. The Registrant agrees to acquire all of the outstanding capital stock of ACS, in exchange for 1,800,000 restricted shares of the Registrant's Common Stock. The effective date for accounting purposes will be December 1, 1996 for purposes of recording the acquisition of ACS.

         The September 30, 1996 pro forma income statement of ACS, includes goodwill amortization of $77,000 was recorded for the period. The June 30, 1996 income statement was restated to reflect goodwill amortization of $310,000.

         The accompanying condensed combined pro forma balance sheet presents the financial position of the Registrant as if the merger between the Registrant's subsidiary and ACS had occurred on September 30, 1996. The pro forma balance sheet was prepared utilizing the September 30, 1996 balance sheet of ACS The pro forma statement of operations combined the statements of operations of the Registrant for the years ended June 30, 1996 and interim period ending September 30, 1996. The ACS financial statements were recast to reflect three months of operations for the period ending September 30, 1996. The combined consolidated income statement for the period ending June 30, 1996 reflects the recast operating results of ACS for the twelve months ending June, 30, 1996. The Registrant's September 30, 1996 consolidated income statements reflects the 3 months of operation of ACT, MDCS, Inc, VHC. Additionally, 6 months of operations for ACT ending 12/31/96 was included to reflect 12 months of operations ended June 30, 1996 for the acquisition of ACT included in previous 8-K filings. The combined consolidated income statements for June 30, 1996 and September 30, 1996 reflect the combined acquisitions of MDCS, Inc (pooling of interest), Advanced Control Technology, Inc. (purchase method), Visioneering Holding Corporation (purchase method), and ACS (purchase method) for the respective periods.

         These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma condensed combined financial statements should be read in conjunction with the notes thereto of the Registrant's financial statements included in it annual report on Form 10-K and notes to financials of ACS included elsewhere in this 8-K.

                          TOPRO INC., AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                PURCHASE OF ACS
                                  (UNAUDITED)



                                                                  TOPRO, INC.                                     TOPRO, INC.
                                                                 CONSOLIDATED       ACS          PRO FORMA       CONSOLIDATED
                                                                   09/30/96       09/30/96         ADJUST         PRO FORMA
                                                                -------------   ------------    ------------    -------------
                       ASSETS
CURRENT ASSETS:
         Cash                                                   $    156,000    $    129,786                    $    285,786
         Receivables:
              Trade, net of allowance for doubtful                 5,234,000       3,380,816                       8,614,816
              accounts
              Other                                                    1,000          10,401                          11,401
              Cost and estimated earnings in excess of
                billings on uncompleted contracts                  2,866,000         700,449                       3,566,449
              Inventories                                            151,000               0                         151,000
              Prepaid expense                                        244,000          24,161                         268,161
              Assets of discontinued operations                      581,000                                         581,000
              Refundable income taxes                                222,000                                         222,000
                                                                ------------    ------------    ------------    ------------
     Total current assets                                          9,455,000       4,245,613               0      13,700,613

PROPERTY AND EQUIPMENT, at cost:
         Building and land                                           850,000               0                         850,000
         Equipment, fixture & equipment                            2,497,000       1,478,243      (1,322,876)      2,652,367
         Leasehold improvements                                      784,000          24,262                         808,262
                                                                   4,131,000       1,502,505      (1,322,876)      4,310,629
         Less accumulated depreciation                            (1,370,700)     (1,322,876)      1,322,876      (1,370,700)
                                                                ------------    ------------    ------------    ------------
         Net property and equipment                                2,760,300         179,629               0       2,939,929

CAPITALIZED SOFTWARE DEVELOPMENT COSTS,
     net of amortization                                             680,700         671,192                       1,351,892

OTHER ASSETS
         Goodwill, net of amortization -                           5,024,000               0       4,565,917       9,589,917
         Debt issuance costs, net of amortization                    333,000               0               0         333,000
         Other assets                                                145,000          44,818               0         189,818
                                                                ------------    ------------    ------------    ------------

TOTAL ASSETS                                                    $ 18,398,000    $  5,141,252    $  4,565,917    $ 28,105,169
                                                                ============    ============    ============    ============

                          TOPRO INC., AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                PURCHASE OF ACS
                                  (UNAUDITED)


                                                               TOPRO, INC.                                     TOPRO, INC.
                                                               CONSOLIDATED        ACS          PRO FORMA     CONSOLIDATED
                                                                09/30/96         09/30/96        ADJUST        PRO FORMA
                                                             -------------    ------------     -----------    ------------

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
         Line-of-credit                                       $    927,000    $  1,237,000                    $  2,164,000
         Current portion of long-term debt:
              Related parties                                      230,000                                         230,000
              Financial institutions and other                   1,422,000                                       1,422,000
              Capital Lease obligation                              41,000          16,729                          57,729
         Accounts payable                                        5,770,000       1,853,012                       7,623,012
         Billings in excess of costs and estimated earnings
            on uncompleted contracts                               988,000       2,135,545                       3,123,545
         Accrued expenses                                        1,362,000         479,093                       1,841,093
         Deferred gain & expense                                    24,000          10,737                          34,737
                                                              ------------    ------------    ------------    ------------
              Total current liabilities                         10,764,000       5,732,116               0      16,496,116

LONG-TERM DEBT, NET OF CURRENT PORTION:
         Renaissance                                             3,500,000               0                       3,500,000
         Financial institutions and other                          861,000               0                         861,000
         Capital Lease Obligations                                 146,000           2,441                         148,441
                                                              ------------    ------------    ------------    ------------
              Total long-term debt                               4,507,000           2,441               0       4,509,441

DEFERRED GAIN
         Sale of bldg                                               39,000                                          39,000

STOCKHOLDERS' EQUITY:
         Preferred stock, par value $1.00 per share;
            authorized 10,000,000 shares, no shares issued            --                              --              --
         Common stock, par value $.0001 per share;
            authorized 200,000,000 shares, 6,639,403 shares
            issued and outstanding 9/30/96                           1,000           1,375          (1,195)          1,180
         Additional paid-in capital                              7,775,000         626,101       3,423,719      11,824,820
         Accumulated deficit                                    (4,688,000)     (1,220,781)      1,143,393      (4,765,388)
                                                              ------------    ------------    ------------    ------------
              Total stockholders' equity                         3,088,000        (593,305)      4,565,917       7,060,612
                                                              ------------    ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                                        $ 18,398,000    $  5,141,252    $  4,565,917    $ 28,105,169
                                                              ============    ============    ============    ============

                          TOPRO INC., AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                                PURCHASE OF ACS
                                  (UNAUDITED)


                                                                             YEAR ENDED JUNE 30, 1996
                                                  ---------------------------------------------------------------------------------
                                                   TOPRO, INC.                 VISIONEERING                             TOPRO, INC.
                                                  CONSOLIDATED   ACT, INC.     CORPORATION      ACS       PRO FORMA    CONSOLIDATED
                                                    06/30/96     12/31/95       04/30/96       6/30/96      ADJUST      PRO FORMA
                                                  ------------  ------------  ------------  ------------  -----------  ------------
REVENUES:
         Control systems integration              $ 19,726,000  $  2,605,129  $  8,165,012  $  7,939,321               $ 38,435,462
         Distributorship                               907,000                                                              907,000
                                                  ------------  ------------  ------------  ------------  -----------  ------------
                                                    20,633,000     2,605,129     8,165,012     7,939,321                 39,342,462

COST OF SALES:
         Control systems integration                14,025,000     2,228,112     5,370,899     5,262,505                 26,886,516
         Distributorship                               652,000       652,000
                                                  ------------  ------------  ------------  ------------  -----------  ------------
                                                    14,677,000     2,228,112     5,370,899     5,262,505                 27,538,516
                                                  ------------  ------------  ------------  ------------  -----------  ------------

GROSS PROFIT                                         5,956,000       377,017     2,794,113     2,676,816                 11,803,946

EXPENSES:
         Sales expense                               1,168,000       498,541                                              1,666,541
         General and admin expense                   3,921,000       582,220     5,224,510     3,762,273                 13,490,003
         Distributorship selling & other               871,000             0             0                                  871,000
                                                  ------------  ------------  ------------  ------------               ------------
                                                     5,960,000     1,080,761     5,224,510     3,762,273                 16,027,544
                                                  ------------  ------------  ------------  ------------               ------------
OTHER INCOME (EXPENSES)
         Gain (loss) on sales of assets                435,000        10,436             0                                  445,436
         Other (expenses) income                        79,000            73        (6,583)       72,490
         Interest expense                             (380,000)     (172,057)     (116,674)     (131,306)           0      (800,037)
         Goodwill amortization                        (114,000)      (74,165)     (188,512)                  (309,554)     (686,231)
                                                  ------------  ------------  ------------  ------------  -----------  ------------
                                                        20,000      (235,713)     (311,769)     (131,306)    (309,554)     (968,342)

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INC TAXES                             16,000      (939,457)   (2,742,166)   (1,216,763)    (309,554)   (5,191,940)

INCOME TAX BENEFIT (PROVISION):
         Current                                             0        (7,831)       69,315             0            0        61,484
                                                  ------------  ------------  ------------  ------------  -----------  ------------
       Total income tax benefit (provision)                  0        (7,831)       69,315             0            0        61,484

INCOME (LOSS) FROM CONTINUING
OPERATIONS                                        $     16,000      (947,288)   (2,672,850)   (1,216,763)    (309,554)   (5,130,455)
                                                  ============  ============  ============  ============  ===========  ============
NET INCOME (LOSS) PER SHARE:
         Continuing operations                    $       0.00                                                               ($0.61)
                                                  ------------
SHARES OUTSTANDING 6/30/96                           6,639,403                                 1,800,000                  8,439,403
                                                  ============  ============  ============  ============  ===========  ============
   NOT REPORTED AS A WEIGHTED AVERAGE PER GAAP

                          TOPRO INC., AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                                PURCHASE OF ACS
                                  (UNAUDITED)



                                                                        THREE MONTHS ENDED SEPTEMBER 30, 1996
                                                  ---------------------------------------------------------------------------------
                                                    TOPRO, INC.                                                      TOPRO, INC.
                                                    CONSOLIDATED                        ACS          PRO FORMA      CONSOLIDATED
                                                      9/30/96                         09/30/96         ADJUST         PRO FORMA
                                                  ---------------------------------------------------------------------------------
REVENUES:
         Control systems integration                   $ 7,967,000                     $ 3,307,203                      $11,274,203
                                                  ---------------------------------------------------------------------------------
                                                         7,967,000                       3,307,203                       11,274,203
COST OF SALES:
         Control systems integration                     5,082,000                       2,484,543                        7,566,543
                                                  ---------------------------------------------------------------------------------
                                                         5,082,000                       2,484,543                        7,566,543
                                                  ---------------------------------------------------------------------------------
GROSS PROFIT                                             2,885,000                         822,660                        3,707,660

EXPENSES:
         Sales expense                                     598,000                               0                          598,000
         General and administrative expense              1,948,000                         475,302                        2,423,302
                                                  ---------------------------------------------------------------------------------
                                                         2,546,000                         475,302                        3,021,302

INCOME FROM SYSTEMS INTEGRATION                            339,000                         347,358                          686,358

OTHER INCOME (EXPENSE)
         Gain on sale of assets                            (3,000)                               0                          (3,000)
         Other (expense) income                              4,000                               0                            4,000
         Interest expense                                (172,000)                        (32,073)                        (204,073)
         Goodwill amortization                            (87,000)                               0        (77,388)        (164,388)
                                                  ---------------------------------------------------------------------------------
                                                         (258,000)                        (32,073)        (77,388)        (367,461)

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES                              81,000                         315,285        (77,388)          318,897

INCOME TAX BENEFIT (PROVISION):
         Current                                                 0                               0                                0
                                                  ---------------------------------------------------------------------------------
              Total income tax benefit (provision)               0                               0                                0

INCOME (LOSS) FROM CONTINUING                               81,000                         315,285        (77,388)          318,897
OPERATIONS
                                                  =================================================================================

NET INCOME (LOSS) PER SHARE:
         Continuing operations                               $0.01                                                            $0.04
SHARES OUTSTANDING 6/30/96                               6,639,403                       1,800,000                        8,439,403
                                                  =================================================================================
     NOT REPORTED AS A WEIGHTED AVERAGE PER GAAP

                          TOPRO INC., AND SUBSIDIARIES
                                  ASSUMPTIONS
                                PURCHASE OF ACS
                                  (UNAUDITED)




INCOME STATEMENT ADJUSTMENTS - 9/30/96
Goodwill amortization                                                                            77,388

INCOME STATEMENT ADJUSTMENTS - 06/30/96
     Goodwill amortization - yearly                        15 Years                             309,554

STOCK EXCHANGED & GOODWILL
     Assets                                                                                   5,141,252
     Liability                                                                              (5,734,557)
                                                                                      -----------------
         Net assets purchased                                                                 (593,305)
     Total Shares                                         1,800,000          2.25             4,050,000
                                                                                      -----------------
         Total goodwill 09/30/96                                                              4,643,305
                                                                                      =================

EQUITY
Common stock, par value $.0001 per share;
     ACS common stock                                                                             1,375
     ACS shares issued                                    1,800,000        0.0001                 (180)
                                                                                                  1,195
                                                                                      =================

ADDITIONAL PAID-IN CAPITAL
     ACS additional paid in capital                                                           (626,101)
     ACS shares issued                                    1,800,000          2.25             4,050,000
         ACS shares issued                                1,800,000         .0001                 (180)
                                                                                      -----------------
                                                                                              3,423,719
                                                                                      =================
RETAINED EARNINGS RECONCILIATION

     ACS Common Stock                                                                           (1,375)
     ACS additional paid in capital                                                           (626,101)
     ACS retained earnings                                                                    1,220,781
     Registrant's common stock                                                                4,050,000
     Goodwill Adjustment                                                                       (77,388)
                                                                                      -----------------
          Adjustment to equity                                                                4,565,917
                                                                                      =================

                                          All-Control Systems,
                                            Inc. and Affiliate
                                              (S Corporations)

================================================================================

                                         Combined Financial Statements
                                          Years Ended December 31, 1995 and 1994

                                        All-Control Systems, Inc. and Affiliate
                                                               (S Corporations)


                                                                        Contents

================================================================================

                         Independent Auditors' Report                        3

                         Combined financial statements

                                  Balance sheets                           4-5

                                  Statements of operations                   6

                                  Statements of stockholders' equity         7

                                  Statements of cash flows                 8-9

                         Notes to combined financial statements          10-17


                         [BDO SEIDMAN, LLP LETTERHEAD]


Independent Auditors' Report


All-Control Systems, Inc.
  and Affiliate
West Chester, Pennsylvania

We have audited the accompanying combined balance sheets of All-Control Systems, Inc. and affiliate (Pennsylvania S corporations) as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 11, the 1995 financial statements have been revised to correct the accounting for the forgiveness of certain officers/shareholders indebtedness.

In our opinion, the combined financial statements referred to above present fairly, as revised as described above, in all material respects, the financial position of All-Control Systems, Inc. and affiliate as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                            /s/ BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
December 18, 1996 (except
  for Note 3, for which
  the date is December 31,
  1996 and Note 6, for
  which the date is
  February 10, 1997)

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                                         Combined Balance Sheets
================================================================================

-------------------------------------------------------------------------------------------------------------
December 31,                                                                    1995                   1994
-------------------------------------------------------------------------------------------------------------
Assets

Current assets
  Cash                                                                    $        60,602        $     42,360
  Contracts receivable, net                                                     2,509,357           2,756,889
  Costs and estimated earnings in excess of
   billings on uncompleted contracts                                              374,462             494,667
  Loan receivable, stockholder                                                      2,901              16,705
  Prepaid expenses and other                                                       60,944              67,941
-------------------------------------------------------------------------------------------------------------
Total current assets                                                            3,008,266           3,378,562
-------------------------------------------------------------------------------------------------------------
Property and equipment
  Leasehold improvements                                                           24,262              24,262
  Shop equipment                                                                  302,885             302,885
  Office furniture and equipment                                                  831,588             754,468
  Office furniture and equipment under capital leases                             324,713             324,713
  Automobiles                                                                      16,593              16,593
-------------------------------------------------------------------------------------------------------------
                                                                                1,500,041           1,422,921
  Less accumulated depreciation and amortization                                1,186,227           1,012,157
-------------------------------------------------------------------------------------------------------------
                                                                                  313,814             410,764
-------------------------------------------------------------------------------------------------------------
Capitalized software costs                                                        732,419             318,860

Deposits                                                                           34,365              30,512
-------------------------------------------------------------------------------------------------------------
                                                                          $     4,088,864        $  4,138,698
=============================================================================================================

                        See accompanying notes to combined financial statements.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                                         Combined Balance Sheets

================================================================================

December 31,                                                                     1995                1994
-------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities
  Note payable, bank                                                      $     1,240,000        $  1,090,000
  Current maturities of obligations under capital leases                           35,139              70,835
  Accounts payable                                                              1,140,291             731,029
  Billings in excess of costs and estimated
   earnings on uncompleted contracts                                              920,016           1,049,694
  Accrued payroll and payroll taxes                                                77,657              92,179
  Accrued expenses                                                                100,991             131,628
  Deferred rent                                                                    13,356              13,362
  Other                                                                           104,996             264,375
-------------------------------------------------------------------------------------------------------------
Total current liabilities                                                       3,632,446           3,443,102
-------------------------------------------------------------------------------------------------------------
Long-term liabilities
  Obligation under capital leases, net of current maturities                        7,395              38,168
  Deferred rent                                                                     7,969              19,727
  Deferred compensation                                                                 -             500,000
-------------------------------------------------------------------------------------------------------------
Total long-term liabilities                                                        15,364             557,895
-------------------------------------------------------------------------------------------------------------
Contingencies


Stockholders' equity
  Common stock                                                                      1,375               1,375
  Additional paid-in capital                                                      626,101             126,101
  Retained earnings (deficit)                                                    (186,422)             10,225
-------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        441,054             137,701
-------------------------------------------------------------------------------------------------------------
                                                                          $     4,088,864        $  4,138,698
=============================================================================================================

                        See accompanying notes to combined financial statements.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                                Combined Statement of Operations

================================================================================

Year ended December 31,                                                           1995                1994
-------------------------------------------------------------------------------------------------------------
                                                                             (as restated)
Contract revenue                                                          $     9,574,289        $  9,559,402

Direct contract costs                                                           6,202,194           6,555,796
-------------------------------------------------------------------------------------------------------------
Gross profit                                                                    3,372,095           3,003,606

Selling, general and administrative expenses                                    3,420,318           3,004,053
-------------------------------------------------------------------------------------------------------------
Loss from operations                                                              (48,223)               (447)
-------------------------------------------------------------------------------------------------------------
Other expenses
  Interest expense, net of interest income of $338
    and $7,853 in 1995 and 1994, respectively                                     148,424             123,938
-------------------------------------------------------------------------------------------------------------
Net loss                                                                  $      (196,647)       $   (124,385)
=============================================================================================================

                        See accompanying notes to combined financial statements.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                      Combined Statement of Stockholders' Equity

================================================================================

Years ended December 31, 1994 and 1995
-------------------------------------------------------------------------------------------------------------
                                                                                 Additional          Retained
                                                                     Common         Paid-In          Earnings
                                                                      Stock         Capital          (Deficit)
-------------------------------------------------------------------------------------------------------------
Balance, January 1, 1994                                         $      125    $    126,101     $     205,610

Issuance of common stock - ProMeta                                    1,250               -                 -

Distributions to stockholders                                             -               -           (71,000)

Net loss                                                                  -               -          (124,385)
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                                            1,375         126,101            10,225

Forgiveness of
  officers/shareholders indebtedness                                      -         500,000                 -

Net loss                                                                  -               -          (196,647)
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                                       $    1,375    $    626,101     $    (186,422)
=============================================================================================================

                        See accompanying notes to combined financial statements.

                                        All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                                Combined Statement of Cash Flows

================================================================================

Year ended December 31,                                                          1995                 1994
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net loss                                                                 $    (196,647)       $    (124,385)
  Adjustments to reconcile net loss to net
   cash provided by operating activities
     Depreciation and amortization                                               175,860              177,176
     Decrease in deferred rent                                                   (11,764)              (2,187)
     Provision for losses on accounts receivable                                 217,710               (8,984)
     Change in operating assets and liabilities
       Contracts receivable and retainage                                         29,822           (1,131,714)
       Costs and estimated earnings in excess of billings
         on uncompleted contracts                                                120,205              103,142
       Prepaid expenses, other and deposits                                        3,145               56,835
       Accounts payable                                                          409,262              372,676
       Billings in excess of costs and estimated earnings
         on uncompleted contracts                                               (129,678)             501,172
       Accrued payroll and payroll taxes                                         (14,522)              (2,708)
       Accrued expenses and other                                               (190,016)             278,355
-------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                        413,377              219,378
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
  Capitalized software costs                                                    (413,559)            (298,643)
  Purchases of equipment                                                         (78,911)             (42,948)
-------------------------------------------------------------------------------------------------------------
Net cash (used) in investing activities                                         (492,470)            (341,591)
-------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
  Net borrowings under line of credit agreement                                  150,000              332,790
  Payments under capital lease obligations                                       (66,469)             (70,277)
  Proceeds from repayment of loans by a stockholder                               13,804                    -
  Proceeds from issuance of common stock                                               -                1,250
  Dividends paid                                                                       -              (71,000)
  Repayments of notes payable, bank                                                    -              (34,040)
-------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                         97,335              158,723
=============================================================================================================

                                        All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                                Combined Statement of Cash Flows

================================================================================

Year ended December 31,                                                          1995                 1994
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                       $      18,242        $      36,510

Cash, at beginning of year                                                        42,360                5,850
-------------------------------------------------------------------------------------------------------------
Cash, at end of year                                                       $      60,602        $      42,360
=============================================================================================================
Supplemental disclosure of cash flow information
  Cash paid during the year for interest                                   $     137,593        $     100,632
=============================================================================================================

Supplemental schedule of noncash investing activities
  Forgiveness of officers/shareholders indebtedness                        $     500,000        $           -
=============================================================================================================

                        See accompanying notes to combined financial statements.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================

         1.  Description     Principles of Combination
             of the
             Business and    The combined financial statements include the
             Summary of      accounts of All-Control Systems, Inc. ("ACS") and
             Significant     its affiliate, ProMeta Consulting, Inc.
             Accounting      ("ProMeta"), together (the "Company").  Both
             Policies        entities are affiliated through common ownership.
                             All significant intercompany accounts and transactions have been eliminated.

                             Nature of Operations and Significant Customers

                             The Company is a national organization
                             specializing in electrical, control and
                             instrumentation software and information systems engineering and consulting. During 1995, sales to one customer accounted for 16% of contract revenue. One customer accounted for 22% of contracts receivable as of December 31, 1995.
                             Such amount is in dispute. The Company feels its reserves are adequate and will continue to monitor them as facts and circumstances change. During 1994, sales to three customers accounted for 42% of contract revenue and two customers accounted for 27% of contracts receivable as of December 31, 1994.

                             Revenue Recognition

                             Revenues earned from fixed price or modified fixed price automation systems contracts are recognized on the percentage-of-completion method, measured by the costs incurred to date as a percentage of estimated total costs for each contract. Revenues from cost plus fee contracts are recognized on the basis of costs incurred during the period plus the fee earned.

                             Cost of revenues earned includes all direct material, labor and subcontract costs related to the contract performance. Indirect costs, such as supplies, insurance, depreciation, etc. are allocated to direct contract costs as incurred, depending on the prevailing circumstances. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================

                             Concentration of Credit Risk

                             Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of contracts receivable. Billed contracts receivable result primarily from contracts with large manufacturing firms. The Company reviews a customer's credit history and obtains an approved contract before commencing work. The Company generally does not require collateral from its customers. The Company reviews engagement status on an ongoing basis and bills only amounts it believes are realizable under the terms of the applicable contract.

                             Property and Equipment

                             Property and equipment are stated at cost.
                             Depreciation is provided on the straight-line method over the estimated economic lives of the assets which range from 3 to 7 years. Assets acquired under capital leases are recorded at the lesser of the fair market value or the net present value of the minimum lease commitments measured at the inception of the lease. Amortization is provided on the straight-line method over the lease terms which range from 2 to 5 years.

                             Fair Value of Financial Instruments

                             The carrying amounts reported in the balance sheets for cash, contracts receivable, accounts payable, and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

                             Income Taxes

                             ACS and ProMeta each have elected to be taxed as a corporation according to the provisions of Subchapter S of the Internal Revenue Code and the Income Tax Code of the Commonwealth of Pennsylvania, and the stockholders have consented to include their pro rata share of income or loss in their individual Federal and state income tax returns. Accordingly, no provision has been made for Federal or Pennsylvania income taxes.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================

                             Use of Estimates

                             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             Capitalized Software Costs

                             The Company incurs expenses related to the development of software products. These costs have been capitalized and will be amortized by using the greater of the ratio of actual current revenue recognized over the total estimated revenue or the straight-line method over the estimated useful life of the software, not to exceed five years. For the years ended December 31, 1995 and 1994, the Company capitalized software costs of $413,559 and $298,643. Amortization of software costs began in 1996 when the products became commercially viable.

          2. Contingencies   The Company is party to various legal proceedings
                             and are subject to various claims arising in the ordinary course of business. Management believes that the disposition of these matters will not have a material effect on the financial position of the Company.

          3. Proposed        On December 31, 1996, the Company entered into an
             Merger          agreement of sale and merger with a wholly-owned
                             subsidiary of a publicly traded Company to be effective as of November 30, 1996. The Company's stockholders will exchange all of their common stock for 1,800,000 shares of that publicly traded
                             Company's common stock.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================

         4.   Contracts               Contracts receivable include the following:
              Receivable
                                      December 31,                                        1995                1994
                                      --------------------------------------------------------------------------------

                                      Currently due                                $     2,734,357        $  2,007,177
                                      Retainage                                                  -             757,002
                                      --------------------------------------------------------------------------------
                                                                                         2,734,357           2,764,179
                                      Less allowance for
                                        doubtful accounts                                  225,000              48,000
                                      --------------------------------------------------------------------------------
                                                                                   $     2,509,357        $  2,716,179
                                      ================================================================================
         5.   Costs and               Costs and estimated earnings on uncompleted contracts consist of the following:
              Estimated
              Earnings on             December 31,                                           1995                 1994
              Uncompleted             --------------------------------------------------------------------------------
              Contracts               Cumulative costs incurred
                                        on uncompleted contracts                $       7,588,432       $    9,264,395
                                      Estimated cumulative earnings                     3,273,831            3,461,494
                                      --------------------------------------------------------------------------------
                                                                                       10,862,263           12,725,889
                                      Less billings cumulative to date                 11,407,817           13,280,916
                                      --------------------------------------------------------------------------------
                                                                                $        (545,554)      $     (555,027)
                                      ================================================================================

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================


                   The following are included in the accompanying balance sheet:

            December 31,                                         1995                1994
            --------------------------------------------------------------------------------
            Costs and estimated earnings in excess of
              billings on uncompleted contracts            $     374,462        $    494,667
            Billings in excess of costs and estimated
            earnings on uncompleted contracts                  920,016           1,049,694
            --------------------------------------------------------------------------------
                                                           $    (545,554)       $   (555,027)
            ================================================================================

                 6. Debt     Note Payable, Bank

                             Note payable, bank, represents borrowings against a $1,600,000 line of credit and is due on demand. Eligible borrowings are limited to 75% of qualified receivables, as defined in the loan agreement. Interest is payable monthly at prime plus 1.25% (9.75% as of December 31, 1995).

                             Substantially all of ACS's assets are pledged as collateral on the note payable, bank. In addition, the note is personally guaranteed by the majority stockholder of the Company.

                             The terms of the Company's financing agreement contains, among other provisions, requirements for maintaining defined levels of working capital, net worth and other financial ratios. At December 31, 1995, the Company was in violation of certain loan covenants. On February 10, 1997, the financing agreement was amended. In connection with this amendment, the bank agreed to waive all loan covenant violations through the amendment date, subject to the proposed merger as described in Note
                             3. The amended financing agreement includes, among other provisions, an increase in the interest rate to prime plus 3% and a reduction in the line of credit to $1,000,000.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================

                 7. Capital Stock             Capital stock and additional paid-in capital are comprised of:
                   and Additional
                   Paid-In Capital                                                                                  Additional
                                                                                                     Capital           Paid-In
                                                                                                       Stock           Capital
                                              --------------------------------------------------------------------------------
                                              ACS
                                                Common stock, $.10 par value
                                                 Authorized 10,000 shares
                                                 Issued and outstanding 1,250 shares                 $   125        $  626,101

                                              ProMeta
                                                Common stock, no par value
                                                 Authorized 1,250 shares
                                                 Issued and outstanding 1,250 shares                   1,250                 -
                                              --------------------------------------------------------------------------------
                                                                                                     $ 1,375        $  626,101
                                              ================================================================================

        8. Leasing           ACS leases its principal operating facility under
           Activities        an operating lease which expires in 1997.  The
                             agreement also contains an option to extend the lease for an additional four years. In addition to base rent, ACS is required to pay its pro rata share of building operating expenses. Effective interest rates on capital lease obligations range from 10.8% to 24.5%. The accumulated amortization of assets capitalized under capital leases at December 31, 1995 and 1994 was $294,092 and
                             $238,065, respectively.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================

   Future minimum lease payments subsequent to December 31, 1995 are as follows:

                                                                                                   Operating           Capital
                                              Year ended December 31,                                 Leases            Leases
                                              --------------------------------------------------------------------------------
                                                1996                                              $  287,664        $   37,876
                                                1997                                                  47,944             7,572
                                              --------------------------------------------------------------------------------
                                                                                                  $  335,608            45,448
                                              ==============================================================
                                              Less amount representing interest                                          2,914
                                              --------------------------------------------------------------------------------
                                                                                                                        42,534
                                              Less current maturities                                                   35,139
                                              --------------------------------------------------------------------------------
                                                                                                                    $    7,395
                                              ================================================================================

                             Certain capital lease obligations are personally guaranteed by the majority stockholders of ACS.

                             Rent expense for the years ended December 31, 1995 and 1994 was $273,544 and $270,393, respectively.

                             Deferred rent represents lease concessions for the term of the rental agreement and is being amortized over the remaining term of the lease.

        9. Employee          ACS sponsors a 401(k) plan for the benefit of its
           Benefit Plan      Employees.  ACS matches employee contributions at a
                             rate of 50% up to 6% of qualified compensation.
                             Employer contributions to this plan were $59,402
                             and $66,008 for the years ended December 31, 1995 and 1994, respectively.

                                         All-Control Systems, Inc. and Affiliate
                                                                (S Corporations)

                                          Notes to Combined Financial Statements

================================================================================


        10.  Related Party   The Company performed subcontractor work for
             Transactions    Precision Dispensing, Inc. ("PDI"), a related
                             party. Billings to PDI amounted to $1,009,849 and $449,232 in 1995 and 1994, respectively.

        11.  Restatement     During 1995, certain officers/shareholders agreed
             of Prior Year   to forgive all of their deferred compensation due
                             from the Company. This amount, totaling $500,000 was originally recorded as a reduction of operating expenses. The 1995 financial statements have been restated to record such forgiveness as an addition to paid-in capital.

                               INDEX TO EXHIBITS

 2.2  Amendment to Agreement of Merger. Filed herewith.

99.1  Press Release dated February 12, 1997. Filed herewith.